As filed with the Securities and Exchange Commission on December 21, 1999
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AMERICAN CAPITAL STRATEGIES, LTD.
              -----------------------------------------------------
             (Exact Name of registrant as specified in its charter)

             Delaware                                           52-1451377
  ------------------------------                             ------------------
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                       2 Bethesda Metro Center, 14th Floor
                            Bethesda, Maryland 20814
           ------------------------------------------------------------
          (Address, including zip code, of principal executive offices)


 American Capital Strategies, Ltd. 1997 Disinterested Director Stock Option Plan
 ------------------------------------------------------------------------------
                            (Full title of the plan)

                                  John Erickson
                             Chief Financial Officer
                        American Capital Strategies, Ltd.
                       2 Betheda Metro Center, 14th Floor
                            Bethesda, Maryland 20814
                                 (301) 951-6122
        -----------------------------------------------------------------
       (Name, address, including zip code, and telephone number including area code, of agent for service)

                                    Copy to:
                              Samuel A. Flax, Esq.
                                 Arnold & Porter
                              555 12th Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5730
                              ---------------------

                         Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------------------
   Title of securities to be            Amount to be         Proposed maximum      Proposed maximum   Amount of registration
           registered                    registered         offering price per    aggregate offering            fee
                                                               unit(1)(2)              price(2)
----------------------------------------------------------------------------------------------------------------------------
             Common Stock                 150,000               $21.50                $3,225,000              $838.50
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the closing price of the Registrant's Common Stock as reported on December 16, 1999 on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

===============================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents filed by American Capital Strategies, Ltd. ("Registrant" or "Company") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated herein by reference:

         (a) The Company's latest annual report on Form 10-K/A for the fiscal year ended December 31, 1998, filed with the Commission on April 16, 1999.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

         (d) The description of the common stock of the Company, par value $0.01 per share ("Common Stock"), contained in a registration statement on Form 8-A filed with the Commission by the Registrant on August 27, 1997.

         All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment that indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

         Not Applicable.


Item 5.           Interests of Named Experts and Counsel

         The financial statements of American Capital Strategies, Ltd. appearing in the American Capital Strategies, Ltd. Annual Report (Form 10-K/A) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         Arnold & Porter has delivered its legal opinion to the effect that the issuance and sale of the Common Stock offered hereby have been duly authorized and that, when issued in accordance with the terms of the 1997 Disinterested Director Stock Option Plan, such Common Stock will be validly issued, fully paid and nonassessable.

Item 6.           Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines, that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (i) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

         The Company has adopted provisions in its Second Amended and Restated Certificate of Incorporation and its Second Amended and Restated Bylaws that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL.

         As authorized by the DGCL, the Company's Second Amended and Restated Certificate of Incorporation limits the liability of directors of the Corporation for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. This provision will not alter the liability of directors under federal securities laws.

         The Company has purchased an insurance policy which purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

         The foregoing descriptions are general summaries only. Reference is made to the full text of the Company's Second Amended and Restated Certificate of Incorporation and its Second Amended and Restated Bylaws, both filed with the Commission on August 12, 1997 as part of Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943), which are incorporated herein by reference.

Item 7.           Exemption from Registration Claimed

         Not Applicable.

Item 8.           Exhibits

         The exhibits listed on the Exhibit Index on page II-9 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9.           Undertakings

The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by Section 10(a)
                  (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or From F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Bethesda, state of Maryland, on December 16, 1999.

                                            AMERICAN CAPITAL STRATEGIES, LTD.


                                            By:  /s/ John R. Erickson
                                                 ------------------------------
                                                 John R. Erickson
                                                 Vice President, Chief
                                                 Financial Officer and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                               Title                                     Date
---------                               -----                                     ----
                                        Director                                  December 16, 1999
---------------------------
Robert L. Allbriton


         *                              President, Chief Operating                December 16, 1999
---------------------------             Officer and Director
Adam Blumenthal


/s/ John R. Erickson                    Vice President, Chief                     December 16, 1999
---------------------------             Financial Officer and
John R. Erickson                        Secretary (Principal
                                        Accounting and Financial
                                        Officer)


         *                              Director and Vice Chairman                December 16, 1999
---------------------------
David Gladstone

         *                              Director                                  December 16, 1999
---------------------------
Neil M. Hahl

         *                              Director                                  December 16, 1999
---------------------------
Philip R. Harper

                                        Director                                  December 16, 1999
---------------------------
Stan Lundine


                                      II-7





         *                              Director                                  December 16, 1999
---------------------------
Alvin N. Puryear

         *                              Director                                  December 16, 1999
---------------------------
Stephen P. Walko

/s/ Malon Wilkus                        Director, Chairman and Chief              December 16, 1999
---------------------------             Executive Officer (Principal
Malon Wilkus                            Executive Officer)








                           * By:    /s/ John R. Erickson                          December 16, 1999
                                    --------------------------
                                    (Attorney-in-fact)

                                                                   EXHIBIT INDEX


Exhibit               Description
-------               -----------
Exhibit 3.1           American Capital Strategies, Ltd. Second Amended and
                      Restated Certificate of Incorporation. Incorporated herein by reference to Exhibit 2.a of the Pre-Effective Amendment
                      Number 1 to the Registration Statement on Form N-2 (File
                      No. 333-29943) filed on August 12, 1997. Certificate of
                      Amendment of Second Amended and Restated Certificate of
                      Incorporation dated as of May 17, 1999 is filed herewith.

Exhibit 3.2 American Capital Strategies, Ltd. Second Amended and Restated Bylaws. Incorporated herein by reference to
                      Exhibit 2.b of the Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943) filed on August 12, 1997.

Exhibit 4             American Capital Strategies, Ltd. 1997 Stock Option Plan.
                      Incorporated herein by reference to Exhibit i.2 of the Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943), as amended, filed on August 12, 1997.

Exhibit 5             Opinion of Arnold & Porter filed herewith.

Exhibit 23.1 Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2          Consent of Ernst & Young LLP, filed herewith.

Exhibit 24 Powers of Attorney of certain directors and officers of American Capital Strategies, Ltd., filed herewith.



                                      II-9